UNITED STATES OF AMERICA
                                   BEFORE THE
                       SECURITIES AND EXCHANGE COMMISSION

============================================
In the Matter of                             :

Applications of Enron Corp. for
Exemptions Under the Public Utility          :   Administrative Proceeding
Holding Company Act of 1935, (Nos. 70-
9661 and 70-10056).                          :   File No. 3-10909


                                             :

============================================


                   Prepared Direct Testimony of James J. Piro

                                November 15, 2002

JAMES J. PIRO DIRECT TESTIMONY                                                            EXHIBIT No. JP-5


                                           Retail Book - Dollars
                  YTD Sept. 2002         2001            2000           1999               1998
Sales

Intrastate        $   76 746 420  $   509 831 243  $   370 329 765  $  208 041 013   $   89 901 114

Interstate        $  197 174 580  $   803 340 879  $   517 244 680  $  147 286 075   $  143 890 886
                  ----------------------------------------------------------------------------------

Total Sales       $  273 921 000  $ 1 313 172 122  $   887 574 445  $  355 327 088   $  233 792 000
                  ==================================================================================


Purchases

Intrastate        $  123 922 632  $   428 547 924  $   352 814 260  $  221 088 939   $   96 102 179

Interstate        $  593 131 368  $ 1 058 925 136  $   650 920 656  $  291 082 061   $  248 562 821
                  ----------------------------------------------------------------------------------

Total Purchases   $  717 054 000  $ 1 487 473 060  $ 1 003 734 915  $  512 171 000   $  344 665 000
                  ==================================================================================


Net Purchases

Intrastate        $  (47 176 213) $    81 283 318  $    17 515 505  $  (13 047 926)  $   (6 201 065)

Interstate        $ (395 956 787) $  (255 584 256) $  (133 675 976) $ (143 795 986)  $ (104 671 935)
                  ----------------------------------------------------------------------------------

Total Purchases   $ (443 133 000) $  (174 300 938) $  (116 160 470) $ (156 843 912)  $ (110 873 000)
                  ==================================================================================

                                 Retail Book - Mwh
                  YTD Sept. 2002        2001         2000         1999         1998

Sales

Intrastate             2 743 647      4 269 522    6 049 563    7 407 402    4 346 005

Interstate             6 634 529      5 494 661    7 645 711    5 204 683    6 523 152
                   -------------------------------------------------------------------

Total Sales            9 378 176      9 764 183   13 695 274   12 612 085   10 869 157
                   ===================================================================


Purchases

Intrastate             3 290 446      4 749 697    7 533 425    7 919 817    4 416 369

Interstate            13 126 041     10 866 923   12 769 784   10 971 991   14 357 890
                   -------------------------------------------------------------------

Total Purchases       16 416 487     15 616 620   20 303 209   18 891 808   18 774 259
                   ===================================================================


Net Purchases

Intrastate              -546 799       -480 175   -1 483 862     -512 415      -70 364

Interstate            -6 491 512     -5 372 262   -5 124 073   -5 767 308   -7 834 738
                   -------------------------------------------------------------------

Total Purchases       -7 038 311     -5 852 437   -6 607 935   -6 279 723   -7 905 102
                   ===================================================================